Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed on May 23, 2014 pertaining to the Third Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan of Emergent BioSolutions, Inc. of our reports dated March 10, 2014, with respect to the consolidated financial statements of Emergent BioSolutions, Inc. and the effectiveness of internal control over financial reporting of Emergent BioSolutions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.
                                                                                              /s/Ernst & Young LLP

McLean, Virginia
May 23, 2014